SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 24, 2009

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 24, 2009, Extra Space Storage Inc. (the “Company”) entered into an amendment (the “Amendment”) to its previously announced joint venture (the “JV”) with an affiliate of Harrison Street Real Estate Capital, LLC.

Under the terms of the Amendment, HSRE-ESP IA, LLC (“HSRE”) will contribute approximately $15.0 million in cash to the JV in return for a 50.0% ownership interest in the JV. Extra Space Storage LLC (“ESS LLC”) will contribute 19 wholly-owned properties and will receive approximately $15.0 million in cash and a 50.0% ownership interest in the JV. The JV will assume approximately $101.0 million of debt which is secured by the properties. The properties are located in California, Florida, Nevada, Ohio, Pennsylvania, Tennessee, Texas and Virginia.

The Company will continue to operate the properties in return for a management fee of 6% of revenues. The properties can be sold pursuant to a buy/sell arrangement that may be triggered, in the case of HSRE, following the second anniversary of the closing, and in the case of ESS LLC, following the fourth anniversary of the closing.

In connection with the closing, ESS LLC and HSRE will enter into a non-competition agreement which will prohibit them from developing new self-storage projects within a specified distance of any self-storage project owned by the JV. In addition, for a period of up to two years, subject to certain exceptions, ESS LLC will agree to provide HSRE with a right of first opportunity with respect to potential acquisition or development joint venture projects.

The joint venture transaction is subject to customary conditions and the debt assumption and is currently anticipated to close by the end of the fourth quarter of 2009.

The foregoing description of the joint venture transaction does not purport to be complete and is qualified in its entirety by reference to (1) the complete text of the contribution agreement, which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and (2) the complete text of the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2009.

ITEM 7.01 REGULATION FD DISCLOSURE.

On September 30, 2009, the Company issued a press release regarding the joint venture transaction described above. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Certain information set forth in this Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, joint ventures and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “plans,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. The Company may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the Company or on the Company’s behalf, are also expressly qualified by these cautionary statements.

All forward-looking statements are based upon the Company’s current expectations and various assumptions. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. The Company undertakes no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in or contemplated by this Form 8-K, including, without limitation, the possibility that the joint venture transaction may not close on the terms described in this report, or at all, or that the expected benefits from the transaction may not be realized. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit Number	Description of Exhibit
10.1	Contribution Agreement between Extra Space Storage LLC and HSRE-ESP IA, LLC (Pool 2) (incorporated by reference to Exhibit 10.2 of Form 10-Q filed on August 7, 2009).
99.1	Press Release dated September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2009	EXTRA SPACE STORAGE INC.

	By:	/s/ Kent W. Christensen
		Name:	Kent W. Christensen
		Title:	Executive Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Contribution Agreement between Extra Space Storage LLC and HSRE-ESP IA, LLC (Pool 2) (incorporated by reference to Exhibit 10.2 of Form 10-Q filed on August 7, 2009).
99.1	Press Release dated September 30, 2009.